Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)	September 30, 2003	December 31, 2002

ASSETS
Current Assets:
Cash and cash equivalents	$66,131	$127,292
Restricted cash and investments	283,722
Accounts receivable, net	52,623	64,889
Other current assets	67,414	84,390
Assets held for sale	138,264	314,205

Total current assets	608,154	590,776

Property and equipment, net	2,617,408	2,694,999
Goodwill and other intangible assets, net	1,662,595	1,731,001
Deferred income taxes	428,151	383,431
Other long-term assets	273,999	261,996

Total	$5,590,307	$5,662,203

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$92,034	$113,380
Accrued interest	34,166	63,611
Convertible notes, net – 2.25%	84,089	210,899
Current portion of long-term obligations (excluding 2.25% convertible notes)	101,643	58,959
Other current liabilities	39,359	38,733
Liabilities held for sale	130,977	200,696

Total current liabilities	482,268	686,278

Long-term obligations	3,304,866	3,178,656
Other long-term liabilities	28,471	41,379

Total liabilities	3,815,605	3,906,313

Minority interest in subsidiaries	17,529	15,567

STOCKHOLDERS' EQUITY:
Class A Common Stock	2,107	1,856
Class B Common Stock	73	79
Class C Common Stock	15	23
Additional paid-in capital	3,905,666	3,642,019
Accumulated deficit	(2,139,230)	(1,887,030)
Accumulated other comprehensive loss	(372)	(5,564)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,340)

Total stockholders' equity	1,757,173	1,740,323

Total	$5,590,307	$5,662,203

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2003	2002	2003	2002
REVENUES:
Rental and management	$158,193	$138,160	$456,571	$396,778
Network development services	28,681	36,786	67,052	100,879

Total operating revenues	186,874	174,946	523,623	497,657

OPERATING EXPENSES:
Rental and management	56,758	56,605	165,659	170,618
Network development services	26,274	35,060	62,486	90,312
Depreciation and amortization	77,687	78,699	236,965	232,342
Corporate general, administrative and development expense	6,493	6,822	20,106	23,592
Restructuring expense		1,190		6,964
Impairments and net loss on sale of long-lived assets	7,646	83,202	19,344	84,513

Total operating expenses	174,858	261,578	504,560	608,341

INCOME (LOSS) FROM OPERATIONS	12,016	(86,632)	19,063	(110,684)

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,523	3,514	10,553	10,414
Interest income	1,177	755	4,033	2,552
Interest expense	(68,906)	(62,718)	(211,849)	(192,025)
Loss on investments and other expense	(1,449)	(5,302)	(27,050)	(24,670)
Gain (loss) on retirement of long-term obligations (A)	3,255		(41,068)	(8,869)
Minority interest in net earnings of subsidiaries	(907)	(639)	(2,270)	(1,373)

Total other expense	(63,307)	(64,390)	(267,651)	(213,971)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(51,291)	(151,022)	(248,588)	(324,655)
INCOME TAX BENEFIT	13,593	3,168	50,453	52,891

LOSS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(37,698)	(147,854)	(198,135)	(271,764)

LOSS FROM DISCONTINUED OPERATIONS, NET (B)	(15,164)	(206,023)	(54,065)	(255,053)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	(52,862)	(353,877)	(252,200)	(526,817)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX BENEFIT OF $14,438 (C)				(562,618)

NET LOSS	$(52,862)	$(353,877)	$(252,200)	$(1,089,435)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations before cumulative effect of change in accounting principal	$(0.18)	$(0.76)	$(0.97)	$(1.39)
Discontinued operations	(0.07)	(1.05)	(0.27)	(1.31)
Cumulative effect of change in accounting principle				(2.88)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.25)	$(1.81)	$(1.24)	$(5.58)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	213,788	195,565	204,201	195,404

NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS

(A)	Gain (loss) on retirement of long-term obligations is the result of the Company's repurchase and/or conversion of its long-term obligations during 2003.

(B)	In August 2003, the Company consummated the sale of its Galaxy Engineering Services division (Galaxy). Revenues related to Galaxy were approximately $1.9 million and $4.6 million for the three months ended September 30, 2003 and 2002, respectively, and approximately $8.3 million and $11.3 million for the nine months ended September 30, 2003 and 2002, respectively. Segment operating (loss) profit related to Galaxy was approximately $(0.4) million and $0.9 million for the three months ended September 30, 2003 and 2002 , respectively, and $(0.3) million and $0.5 million for the nine months ended September 30, 2003 and 2002, respectively. The above statements of operations have been adjusted to reflect the results of Galaxy's operations, as well as other previously announced dispositions as discontinued operations.

(C)	Effective January 1, 2002, the Company adopted SFAS No. 142 "Goodwill and Intangible Assets" and recognized a $562.6 million charge as the cumulative effect of a change in accounting principle related to the write-down of goodwill to its fair value.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)	Nine Months Ended September 30,
	2003	2002

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(252,200)	$(1,089,435)
Cumulative effect of change in accounting principle, net		562,618
Other non-cash items reflected in statements of operations	368,255	551,301
Decrease in assets	12,546	54,589
Decrease in liabilities	(48,576)	(43,934)

Cash provided by operating activities	80,025	35,139

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(45,934)	(155,856)
Payments for acquisitions	(75,990)	(21,651)
Proceeds from sale of businesses and other long-term assets	74,296	39,726
Deposits, investments and other long-term assets	(10,048)	(16,765)

Cash used for investing activities	(57,676)	(154,546)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Borrowings under credit facilities		160,000
Proceeds from issuance of debt securities and notes payable	632,384
Net proceeds from equity offering, stock options and employee stock purchase plan	125,205	910
Repayment of long-term obligations	(528,745)	(106,672)
Restricted cash and investments	(283,722)	94,071
Deferred financing costs and other	(28,632)

Cash (used for) provided by financing activities	(83,510)	148,309

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(61,161)	28,902
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	127,292	35,958

CASH AND CASH EQUIVALENTS, END OF PERIOD	$66,131	$64,860

CASH PAID FOR INCOME TAXES	$1,613	$896

CASH PAID FOR INTEREST	$168,729	$215,373